UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2011

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERTIONS AND FINANCIAL CONDITIONS

On October 5, 2011 the Company issued a press release announcing the Company’s financial results for the fiscal quarter ended August 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s Annual Meeting of Shareholders was held on October 5, 2011 in Maryville, Tennessee.  The following nominees were elected as directors by the votes indicated:

Name	For	Against	Abstain	Broker Non-Votes
James A. Haslam	44,552,372	4,069,924	24,189	8,547,097
Steven R. Becker	48,319,604	302,529	24,352	8,547,097
Stephen I. Sadove	47,663,506	936,660	46,319	8,547,097

The following proposals were also adopted at the Annual Meeting by the votes indicated:

Approved the amendment to the 2003 Stock Incentive Plan:
For:                           45,999,811
Against:                     1,545,765
Abstain:                     1,100,909
Broker Non-Vote:     8,547,097

Approved an advisory vote on Executive Compensation:
For:                   44,998,810
Against:                     2,537,569
Abstain:                     1,110,106
Broker Non-Vote:     8,547,097

Approved an advisory vote on the frequency of future advisory votes on Executive Compensation:
1 Year:                       42,812,355
2 Years:                            98,787
3 Years:                       4,623,722
Abstain:                      1,111,621
Broker Non-Vote:      8,547,097

Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 5, 2012:
For:                            56,697,960
Against:                         438,700
Abstain:                           56,922
Broker Non-Vote:                    0

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated October 5, 2011 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President and
Chief Financial Officer

Date: October 5, 2011